Exhibit 99.1

CMGI, Inc. Announces Change in Management Team

Waltham, Mass., May 26, 2006 – CMGI, Inc. (Nasdaq: CMGI) today announced that its Chief Financial Officer, Tom Oberdorf, will depart the company to pursue a new career opportunity.

The company has named David Riley interim Chief Financial Officer. Mr. Riley joined CMGI in 2000 as Director of Finance, and has advanced through the finance department, serving as Vice President, Finance from 2002 until March, 2006. Recently, he took on the role of Special Assistant to the CEO, working directly for Joseph C. Lawler, President and Chief Executive Officer of CMGI, on strategic initiatives related to the growth of the company’s supply chain management business, ModusLink. Mr. Riley also served in accounting and finance positions at Ernst & Young LLP and Towermarc Corporation.

The Company plans to commence a search for a Chief Financial Officer.

“We thank Tom for his many contributions in bringing CMGI to where it is today, and wish him the best in his new job,” said Joe Lawler. “The value of Tom’s contribution is reflected in our continued confidence in the health of the business and we remain optimistic about the growth prospects for the company.”

“David has been a long-standing leader within our financial team in his role as Vice President, Finance, and more recently working closely with me on strategic initiatives,” Lawler went on to say. “I am pleased that he’s agreed to take on this new responsibility and am confident that we will benefit from his strong finance acumen and knowledge of our business.”

Mr. Oberdorf will remain with the company until June 9th to ensure an effective transition of responsibilities to Mr. Riley. As previously announced, Mr. Oberdorf will take part in the CMGI fiscal 2006 third quarter earnings call scheduled for June 5th.

About CMGI

CMGI, Inc. (Nasdaq: CMGI), through its subsidiary ModusLink, provides industry-leading global supply chain management services and solutions that help businesses market, sell and distribute their products around the world. In addition, CMGI’s venture capital business, @Ventures, invests in a variety of technology ventures. For additional information, see www.cmgi.com.

About ModusLink

ModusLink Corporation is a leading provider of global supply chain management solutions. The company provides global technology clients in the software, hardware, consumer electronics, telecommunications and wireless markets with customized supply chain solutions that reduce risk and time to market and improve efficiency and productivity. ModusLink’s services include demand planning, sourcing and procurement, manufacturing support, kitting and assembly, fulfillment, full-cycle logistics, systems integration and development, customer support and optimization consulting.

Headquartered in Waltham, Massachusetts, ModusLink maintains 42 facilities in 13 countries worldwide. The company is a subsidiary of CMGI, Inc. (Nasdaq: CMGI). For additional information, see www.moduslink.com.

This release contains forward-looking statements, which address a variety of subjects including, for example, the company’s future growth prospects. All statements other than statements of historical fact, including without limitation, those with respect to CMGI’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI’s success, including its ability to improve its cash position, expand its operations and revenues, improve its gross margins and sustain profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services, including those of its subsidiary, ModusLink; CMGI’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; CMGI may not be able to expand its operations in accordance with its business strategy; CMGI’s cash balances may not be sufficient to allow CMGI to meet all of its business and investment goals; CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; CMGI derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage CMGI’s financial condition and results of operations; ModusLink frequently sells to its supply chain management clients on a purchase order basis rather than pursuant to long-term contracts or contracts with minimum purchase requirements, and therefore its sales are subject to demand variability; the mergers and acquisitions and IPO markets are inherently unpredictable and liquidity events for companies in the venture capital portfolio may not occur; and increased competition and technological changes in the markets in which CMGI competes. For a detailed discussion of cautionary statements that may affect CMGI’s future results of operations and financial results, please refer to CMGI’s filings with the Securities and Exchange Commission, including CMGI’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Investors and Media

Financial Dynamics

Bob Joyce, 617-747-3620

bjoyce@fd-us.com